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                                   EXHIBIT 5

                         OPINION (INCLUDING CONSENT) OF
                           CHRISTOPHER A. HEAD, ESQ.,
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 OF REGISTRANT
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September 13, 1995                                              EXHIBIT 5
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Board of Directors
Comptek Research, Inc.
2732 Transit Road
Buffalo, NY  14224-2523

Re:    COMPTEK RESEARCH, INC., 1992 EQUITY INCENTIVE PLAN, AS AMENDED

Dear Sirs:

I have acted as counsel for Comptek Research, Inc. ("Comptek") in connection with the registration by Comptek under the Securities Act of 1933, as amended (the "Act"), of 948,000 shares of common stock, par value $.02 per share, of Comptek ("Common Stock") issuable under Comptek's 1992 Equity Incentive Plan, as amended, (the "Plan") and subject to adjustment as provided therein, under a registration statement on Form S-8, as amended, (the "Registration Statement") about to be filed with the Securities and Exchange Commission.

I have examined originals, or copies certified to my satisfaction, of all such corporate records of Comptek, agreements and other instruments, certificates of public officials and officers and representatives of Comptek, and such other documents as I have deemed necessary as a basis for the opinions hereafter expressed.

Based on the foregoing and having regard to legal considerations that I deem relevant, I am of the opinion that, when said shares of Common Stock have been registered under the Act and when Comptek has received the consideration to be received for said shares in accordance with the provisions of the Plan and said shares of Common Stock have been issued by Comptek as provided under the Plan, said shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

I hereby consent to the inclusion of this opinion in the Registration Statement.

Very truly yours,

/s/ Christopher A. Head

Christopher A. Head
Executive Vice President
 and General Counsel

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       2732 TRANSIT ROAD * BUFFALO, NEW YORK 14224-2523 * 716-677-4070